Exhibit 99.1

NEWS RELEASE
Contacts:

Fernando Vivanco	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-505-3780	+1-763-505-4626

FOR IMMEDIATE RELEASE

Medtronic Announces Closing of Public Offering of Senior Notes; Acceptance of Tendered Notes; and

Redemption of Certain Senior Notes

DUBLIN – March 7, 2019 - Medtronic plc (the “Company”) (NYSE: MDT) today announced that its wholly-owned subsidiary Medtronic Global Holdings S.C.A. (“Medtronic Luxco”) has closed a registered public offering (the “Offering”) of €500,000,000 principal amount of Floating Rate Senior Notes due 2021, €1,500,000,000 principal amount of 0.000% Senior Notes due 2021, €1,500,000,000 principal amount of 0.375% Senior Notes due 2023, €1,500,000,000 principal amount of 1.125% Senior Notes due 2027, €1,000,000,000 principal amount of 1.625% Senior Notes due 2031 and €1,000,000,000 principal amount of 2.250% Senior Notes due 2039 (collectively, the “Notes”). All of Medtronic Luxco’s obligations under the Notes are fully and unconditionally guaranteed by the Company and Medtronic, Inc. (“Medtronic, Inc.”), a wholly-owned indirect subsidiary of Medtronic Luxco, on a senior unsecured basis.

The net proceeds from the Offering will be approximately €6.9 billion, after deducting estimated underwriting discounts and commissions and expenses related to the Offering payable by Medtronic Luxco. The net proceeds of the Offering will be used to fund the previously announced tender offers (the “Tender Offers”) for several series of outstanding notes issued by Medtronic, Inc. and Covidien International Finance S.A. (“CIFSA”), a wholly-owned indirect subsidiary of Medtronic plc (together with Medtronic, Inc., the “Offerors”), and to pay accrued and unpaid interest, premiums, fees and expenses in connection with the Tender Offers. Any remaining net proceeds of the Offering will be used for repayment of Medtronic Luxco’s 1.700% senior notes due 2019 at maturity on March 28, 2019 plus accrued and unpaid interest thereon, for payments to be made in connection with the redemption of the Redemption Notes as discussed below and for general corporate purposes.

The Tenders Offers were subject to a financing condition, which condition was satisfied by the closing of the Offering. Following the closing of the Offering, the Offerors accepted for purchase $2.1 billion in aggregate principal amount of the “Any and All Notes” validly tendered and not validly withdrawn on or before 5:00 p.m., New York City time, on March 5, 2019 (the “Early Tender Deadline”) and approximately $3.8 billion in aggregate purchase price (excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding fees and expenses related to the Tender Offers) of the “Maximum Tender Offer Notes” validly tendered and not validly withdrawn on or before the Early Tender Deadline, in each case, in accordance with the press release regarding the pricing terms of the Tender Offers issued on March 6, 2019 (the “Pricing Press Release”). All payments for the Any and All Notes and the Maximum Tender Offer Notes (collectively, the “Tender Offer Notes”) purchased in connection with the Early Tender Deadline will also include accrued and unpaid interest on the principal amount of Tender Offer Notes tendered up to, but not including, the early settlement date, which is currently expected to be March 11, 2019.

Although the Tender Offers are scheduled to expire at 12:00 midnight, New York City time, on March 19, 2019 (one minute after 11:59 p.m., New York City time, on March 19, 2019), or any other date and time to which the applicable Offeror extends such Tender Offer, because holders of Maximum Tender Offer Notes subject to the Tender Offers validly tendered and did not validly withdraw Maximum Tender Offer Notes on or prior to the Early Tender Deadline for which the aggregate consideration payable exceeds the Aggregate Maximum Purchase Price, the Offerors do not expect to accept for purchase any tenders of Maximum Tender Offer Notes after the Early Tender Deadline. Holders of Any and All Notes who validly tender such notes following the Early Tender Deadline and at or prior to the applicable expiration date will only receive the applicable Tender Offer Consideration for such Notes accepted for purchase, which is equal to the applicable Total Consideration minus the applicable Early Tender Premium, each as described in the Pricing Press Release.

Today, the Company also announced that it intends to redeem the remaining $0.7 billion in aggregate principal amount of Medtronic, Inc.’s 2.500% Senior Notes due 2020 and $0.2 billion in aggregate principal amount of CIFSA’s 4.20% Senior Notes due 2020 (collectively, the “Redemption Notes”) that were not validly tendered on or before the Early Tender Deadline and accepted for purchase, in each case at the redemption prices specified in, and otherwise in accordance with, the indentures governing such Redemption Notes. The redemption date for the Redemption Notes will be April 6, 2019.

Information Relating to the Offering

Barclays Bank PLC and Merrill Lynch International were the joint book-running managers for the Offering. The Offering was made by means of a prospectus and prospectus supplement, copies of which may be obtained for free by visiting EDGAR on the U.S. Securities and Exchange Commission website at www.sec.gov. Alternatively, copies of the prospectus and prospectus supplement for each Offering may be obtained by contacting Barclays Bank PLC, toll free at 1-888-603-5847 and Merrill Lynch International, toll-free at 1-800-294-1322.

Information Relating to the Tender Offers

Barclays Capital Inc. and BofA Merrill Lynch are acting as the dealer managers (the “Dealer Managers”) for the Tender Offers. The information agent and tender agent is Global Bondholder Services Corporation (“Global Bondholder”). Copies of the Offer to Purchase and related offering materials are available by contacting Global Bondholder at (866) 470-4200 (U.S. toll-free) or (212) 430-3774 (banks and brokers). Questions regarding the Tender Offers should be directed to Barclays Capital Inc., Liability Management Group at (212) 528-7581 (collect) or (800) 438-3242 (toll free) or BofA Merrill Lynch, Liability Management Group, at (980) 387-3907 (collect) or (888) 292-0070 (toll-free).

None of the Offerors, the Company or their affiliates, their respective boards of directors or managing members, the Dealer Managers, Global Bondholder or the trustee with respect to any series of Tender Offer Notes is making any recommendation as to whether holders of Tender Offer Notes (“Holders”) should tender any Tender Offer Notes in response to any of the Tender Offers, and neither the Offerors nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Tender Offer Notes, and, if so, the principal amount of Tender Offer Notes to tender.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

The full details of the Tender Offers, including complete instructions on how to tender Tender Offer Notes, are included in the Offer to Purchase. The Offer to Purchase contains important information that should be read by Holders of Tender Offer Notes before making a decision to tender any Tender Offer Notes. The Offer to Purchase may be downloaded from Global Bondholder’s website at http://www.gbsc-usa.com/Medtronic/ or obtained from Global Bondholder, free of charge, by calling toll-free at (866) 470-4200 (bankers and brokers can call collect at (212) 430-3774).

About Medtronic

Medtronic plc (www.medtronic.com), headquartered in Dublin, Ireland, is among the world’s largest medical technology, services and solutions companies - alleviating pain, restoring health and extending life for millions of people around the world. Medtronic employs more than 86,000 people worldwide, serving physicians, hospitals and patients in more than 150 countries. The company is focused on collaborating with stakeholders around the world to take healthcare Further, Together.

Forward-Looking Statements

This press release contains forward-looking statements that are not historical in nature. Such forward looking statements are subject to risks and uncertainties, including the risks related to the use of proceeds from the Offering, the acceptance of any tendered Tender Offer Notes that have not yet been accepted for purchase, the expiration and settlement of the Tender Offers, whether the Tender Offers will be consummated in accordance with terms set forth in the Offer to Purchase or at all, the redemption of notes and the timing of any of the foregoing, competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in the Company’s periodic reports on file with the U.S. Securities and Exchange Commission including the most recent Annual Report on Form 10-K of the Company, as filed with the U.S. Securities and Exchange Commission. In some cases, you can identify these statements by forward-looking words, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “will,” and similar words or expressions, the negative or plural of such words or expressions and other comparable terminology. Actual results may differ materially from anticipated results. None of Medtronic plc, Medtronic, Inc., or Covidien International Finance, S.A. undertakes to update its forward-looking statements or any of the information contained in this press release, including to reflect future events or circumstances.

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